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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG ENTREPRENEURS' DEPARTMENT

                  D'ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Integrated Surgical Systems, Inc. for the registration of 1,249,070 shares of its common stock and options to purchase 1,249,070 shares of its common stock and to the incorporation by reference therein of our reports dated September 10, 1997, with respect to the consolidated financial statements of Innovative Medical Machines International S.A. included in the Current Report (Form 8-K) dated September 5, 1997, as amended, of Integrated Surgical Systems, Inc., and included in the Registration Statement (Form SB-2 No. 333-31481) and related Prospectus of Integrated Surgical Systems, Inc. dated November 14, 1997 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG ENTREPRENEURS

                                          DEPARTMENT D'ERNST & YOUNG AUDIT
                                          Marc Bonhomme
                                          Partner

Villeurbanne, France

January 7, 1998